Exhibit 10.32

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

This SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”), dated as of February 25, 2021, is made by and between Wireless Telecom Group, Inc., a New Jersey corporation (the “Borrower”), the Borrower’s subsidiaries set forth on the signature page hereto (the “Guarantors”) and Muzinich BDC, Inc. (the “Lender”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (defined below).

WHEREAS, the Borrower, the Guarantors and the Lender are parties to that certain Credit Agreement dated as of February 7, 2020 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower has requested that certain amendments be made to the Loan Agreement; and

WHEREAS, the Lender has agreed to such amendments on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Loan Agreement as follows:

1.	Amendments to the Loan Agreement.

(a)	Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of Applicable Rate in its entirety and replacing it with the following:

“Applicable Rate” means, with respect to any Interest Period, the applicable per annum rate of interest set forth in the table below which corresponds to the Consolidated EBITDA of the Borrower and its Subsidiaries for such Interest Period, less the amount of the UK R&D Tax Credit added back to Consolidated EBITDA for such Interest Period; provided, however, the Applicable Rate for the Interest Period commencing on January 1, 2021 shall be the highest Applicable Rate set forth below:

Consolidated EBITDA, less UK R&D Tax Credit	Applicable Rate
≤ $4,000,000	9.25%
> $4,000,000, but ≤ $6,300,000	8.50%
> $6,300,000	7.25%

(b)	Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of Bronco Transaction Documents in its entirety and replacing it with the following:

“Bronco Transaction Documents” means, collectively, (a) the Share Purchase Agreement dated as of November 13, 2019 among Borrower, Holzworth Instrumentation Inc., Jason Breitbarth, Joe Koebel and Leyla Bly, and Jason Breitbarth as the designated representative of the sellers, as amended by the First Amendment to Share Purchase Agreement dated as of January 31, 2020 and as further amended by the Second Amendment to Share Purchase Agreement dated as of February 19, 2021 (as so amended, the “Bronco SPA”), and (b) all other documents, agreements and instruments relating to the Bronco Transaction, in each case including all schedules and exhibits thereto.

(c)	Section 1.01 of the Loan Agreement is hereby amended by revising the definition of Consolidated EBITDA to insert the following as new clause (b)(xii) thereof and renumbering the existing clause (b)(xii) as (b)(xiii):

(xii) the amount of the UK R&D Tax Credit actually earned during such period;

(d)	Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of Consolidated Fixed Charges in its entirety and replacing it with the following:

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the cash portion of Consolidated Interest Charges for such period plus (b) Consolidated Scheduled Funded Debt Payments for such period plus (c) scheduled payments of principal on the Seller Notes for such period plus (d) scheduled earnout payments for such period plus (e) scheduled payments of principal on the Deferred Purchase Price 2 Notes for such period.

(e)	Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of Working Capital in its entirety and replacing it with the following:

“Working Capital” means, with respect to the Borrower and its Subsidiaries, consolidated current assets (which shall exclude cash or Cash Equivalents) minus consolidated current liabilities, in each case, determined in accordance with GAAP; provided, however, that liabilities with respect to any loan permitted pursuant to Section 7.03(o) shall be, in all instances, considered current liabilities for the purposes of determining Working Capital and Consolidated Excess Cash Flow.

(f)	Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“Deferred Purchase Price 2 Notes” means the unsecured notes issued by the Borrower to the sellers party to the Bronco Transaction Documents to evidence the Borrower’s obligation to pay “Deferred Purchase Price 2,” as such term is defined in the Bronco SPA.

“UK R&D Tax Credit” means the sum of (a) for any period, the accrued amount of any income tax refund which shall be payable to CommAgility in respect of research and development expenses (as calculated in accordance with Her Majesty’s Revenue and Customs guidelines) and (b) for any period which includes the three month period ended December 31, 2020, the amount of any payments by Wireless Telecommunications Group, Ltd. to the sellers party to that certain Share Purchase Agreement dated as of February 17, 2017 among the Sellers, Wireless Telecommunications Group, Ltd, and the Borrower in respect of any savings by or repayments to CommAgility of Taxes by reason of CommAgility’s payment of the “Employee Loyalty Bonus” in accordance with the terms of such Share Purchase Agreement (the “Bonus Tax Saving”). The Borrower and the Lender hereby stipulate and agree that the Bonus Tax Saving shall be deemed to be $115,682.

(g)	Section 7.03(l) is hereby amended by deleting clause (l) thereof in its entirety and replacing it with the following:

(l) the Borrower’s obligation to pay deferred purchase price payments pursuant to the Bronco Transaction Documents, including principal and interest payments in respect of the Deferred Purchase Price 2 Notes (collectively, the “Bronco Deferred Purchase Price Indebtedness”);

(h)	Section 7.11(a) of the Loan Agreement is hereby amended by deleting the grid set forth therein in its entirety and replacing it with the following:

Calendar Year	March 31	June 30	September 30	December 31
2021	3.5 to 1.0	3.5 to 1.0	2.75 to 1.0	2.25 to 1.0
Thereafter	2.0 to 1.0	2.0 to 1.0	2.0 to 1.0	2.0 to 1.0

2. Amendments to Other Loan Documents. All references in the Loan Documents to the Loan Agreement shall henceforth include references to such agreement as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, or increased.

3. Limited Waiver. Subject to (a) the conditions precedent set forth in Section 4 hereof, (b) the other terms and conditions of this Amendment, and (c) the condition that, on the due date for the Consolidated Excess Cash Flow payment to be made for the 2020 calendar year in accordance with Section 2.03(b)(ii) of the Loan Agreement, the Borrower makes a payment of Consolidated Excess Cash Flow in an amount equal to $428,000 (the “Required ECF Payment”), and so long as no other Default or Event of Default exists, the Lender hereby waives the requirement that the Loan Parties comply with Sections 7.11(a) and 7.11(b) of the Loan Agreement for the fiscal quarter ending December 31, 2020. The failure by the Borrower to make the Required ECF Payment shall be an immediate Event of Default under the Loan Agreement. Neither this Amendment, nor any other actions taken by, or any inaction on the part of the Lender shall be deemed to be a waiver of any Default or Event of Default which exists or may exist hereafter (other than the limited waiver granted in this Section 3). Except as expressly waived herein, any past or future delay or failure of the Lender in exercising its rights and remedies is not intended and shall not serve to (a) operate as a waiver of any rights and remedies available to the Lender under the Loan Agreement or any other Loan Documents, or (b) indicate an agreement on the part of the Lender to forbear from exercising its rights or remedies. In addition, nothing in this Amendment or as a result of the Lender’s actions or inactions in connection herewith, shall be deemed to be a waiver of its continuing right to insist upon strict compliance at all times with the Loan Agreement and the other Loan Documents. This Amendment does not imply any obligation on the part of the Lender, and the Lender shall not be obligated, at any time, to grant any further amendments, consents, or waivers with respect to the Loan Agreement or the other Loan Documents. Except as specifically set forth herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents are, and remain, in full force and effect in accordance with their respective terms.

4. Consent. Subject to (a) the conditions precedent set forth in Section 4 hereof, (b) the other terms and conditions of this Amendment, and (c) the condition that, on the due date for the Consolidated Excess Cash Flow payment to be made for the 2020 calendar year in accordance with Section 2.03(b)(ii) of the Loan Agreement, the Borrower makes the Required ECF Payment, and so long as no other Default or Event of Default exists, the Lender hereby consents to the Borrower’s execution, delivery and performance of the Second Amendment to Share Purchase Agreement dated as of February 19, 2021 among Borrower, Holzworth Instrumentation Inc., Jason Breitbarth, Joe Koebel and Leyla Bly to the extent such consent is required pursuant to Section 7.12(a) of the Loan Agreement.

5. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent.

(a) The Lender shall have received duly executed counterparts of this Amendment.

(b) After giving effect to this Amendment, no Default or Event of Default shall exist or would result from the execution of this Amendment.

(c) After giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

6. Representations and Warranties. As of the date hereof, each of the Borrower and the Guarantors hereby represents and follows:

(a) Each of the Borrower and the Guarantors has the power and authority and the legal right, to execute, deliver and perform this Amendment and has taken all necessary action to authorize the Loan Agreement as modified by this Amendment and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The execution, delivery and performance of this Amendment will not violate any applicable Laws or any Contractual Obligation of the Loan Parties.

(b) Each of the Borrower and the Guarantors represents and warrants that each of the representations and warranties contained in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the date hereof, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

7. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be governed by, and construed in accordance with, the law of the State of New York and subject, for all purposes, to Section 10.13 and 10.14 of the Loan Agreement, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Each of the Borrower and the Guarantors, by execution of a copy hereof, releases, discharges and acquits forever the Lender and its officers, trustees, agents, employees and counsel (in each case, past, present or future) from any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs, or expenses (including, without limitation, court costs, penalties, attorneys’ fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, underwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise, with respect to this Amendment, the Loan Agreement or any other Loan Document and the transactions arising or contemplated hereunder or thereunder, existing as of or arising on or prior to the date hereof.

8. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9. Parties. This Amendment shall be binding upon and inure to the benefit of the Lender and the Loan Parties, and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Lender.

10. Loan Document. Each party hereto acknowledges and agrees that this Amendment shall be a Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties as of the date and year first written above.

BORROWER:

WIRELESS TELECOM GROUP, INC.

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

GUaRANTORS:

MICROLAB/FXR LLC

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

BOONTON ELECTRONICS CORPORATION

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

COMMAGILITY LIMITED

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

WIRELESS TELECOMMUNICATIONS GROUP, LTD

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

HOLZWORTH INSTRUMENTATION, INC.

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

LENDER:

MUZINICH BDC, INC.

By:	/s/ Jeffrey Youle
Name:	Jeffrey Youle
Title:	Head of U.S. Private Debt

[Additional signature page follows]

Signature Page to Second Amendment to Credit Agreement and Limited Waiver